Exhibit 10.1

Mutual Termination Agreement
This Mutual Termination Agreement, dated March 11, 2016 (the “Agreement”), is by and among Strand Life Sciences Private Limited (“Strand LS”), Strand Genomics, Inc. (“SGI” and with Strand LS, “Strand”), and Venaxis, Inc. (“Venaxis”).  Reference is made to the Master Agreement, dated January 26, 2016 (the “Master Agreement”), by and among Strand and Venaxis, and in particular Section 7.1(a) and Section 7.2 of the Master Agreement.  All defined terms used in this Agreement without definition have the meanings set forth in the Master Agreement.
WHEREAS, neither Strand nor Venaxis has received an Acquisition Proposal; and
WHEREAS, Strand and Venaxis have agreed to mutually terminate the Master Agreement and the other Transaction Agreements.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby represent, warrant and covenant and agree as follows:
1.      Acquisition Proposal.  Each of Strand, SGI and Venaxis represents warrants and covenants to the other Parties that as of the date of this Agreement it has not received an Acquisition Proposal.  Notwithstanding any other provision of this Agreement, the Parties agree that this Agreement will be null and void ab initio if any representation in this Section 1 is incorrect in any respect.
2.      Termination.  In accordance with Section 7.1(a) of the Master Agreement, each of Strand LS, SGI and Venaxis agrees to terminate each of the Master Agreement and each Transaction Agreement (the “Termination”).
3.      No Obligations.  Each Party acknowledges and agrees:  (a) no payments or other obligations are due and owing to any Party under Section 7.3 of the Master Agreement; and (b) under Section 7.2 of the Master Agreement, the Master Agreement shall be void as of the date hereof (the “Termination Date”), there shall be no liability on the part of any Party and, none of Strand LS, SGI, Strand Shareholders nor Venaxis shall have any obligation or liability under the Transaction Agreements, or be required to proceed to closing under any Transaction Agreement.
4.      Mutual Release.  Except as set forth below, each of Strand LS, SGI, Venaxis, for itself and its officers, directors, shareholders, affiliates, lawyers, employees, subsidiaries, agents, predecessors, successors and assigns, as applicable, hereby release and forever discharge any and all rights, claims, demands, amounts due or alleged to be due, and causes of action, whether in law or in equity, civil or administrative, known or unknown, existing or that may exist as of the Termination Date, that it, he or she, has or may have had, and asserted or could have asserted against any other Party and its officers, directors, shareholders, employees, lawyers, advisors, agents, personal representatives, heirs, predecessors, successors and assigns, as applicable arising out of the Parties business relationship including but not limited to the Master Agreement or other Transaction Agreements; provided, however, nothing herein shall release Stephen T. Lundy or Venaxis from his or its obligation to hold in strictest confidence all information relating to Strand’s business which was disclosed to Stephen T. Lundy pursuant to the arrangement under which Stephen T. Lundy was rendering advisory services to Strand through the “Designated Person” as defined in such advisory services agreement; and provided, further, nothing herein shall release or discharge any Party from its obligation under, and consequences of a misrepresentation, breach of covenant or warranty under, this Agreement.

5.            Press Releases.  None of Strand LS, SGI nor Venaxis shall issue a press release, or authorize a press release to be issued on its behalf, relating to, or mentioning, the Termination or this Agreement unless it is either a joint press release or is in the form reasonable satisfactory to the other Parties.   Once a press release has been approved, the language can be subsequently re-used by the issuing Party without the need for further consent.
6.            Form 8-K.  As required by the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), Venaxis shall file a Form 8-K with the SEC on a timely basis following the execution and delivery of this Agreement.  The disclosure related to the Termination and this Agreement shall be in the form attached hereto as Exhibit A.  Venaxis shall provide a copy of the Form 8-K to Strand LS and SGI at the time of such filing.
7.       Miscellaneous.
(a)     Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by electronic mail (with confirmation of receipt), and with additional delivery under subsection (ii), (iii) or (iv) below; (ii) when delivered by hand (with written confirmation of receipt); (iii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid (for U.S. delivery only).  Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7(a)):
If to Strand and Strand Genomics:
Strand Life Sciences Private Limited
Kirloskar Business Park, 5th Floor
Bellary Road
Bengaluru, Karnataka 560024 India
Attn:  Thiru Reddy, Chief Financial Officer
Email:  thiru.reddy@strandls.com

Strand Genomics, Inc.
12635 East Montview Boulevard,
Suite 370
Aurora, CO 80045
Attn: Thiru Reddy, Chief Financial Officer
Email:  thiru.reddy@strandls.com

with copies (which shall not constitute notice) to:
Baker & Hostetler LLP
45 Rockefeller Plaza
New York, NY 10111 USA
Attn:  Rajiv Khanna
Email: rkhanna@bakerlaw.com

and
Trilegal
The Residency
7th Floor, 133/1, Residency Road
Bangalore 560 025
Attn: Kosturi Ghosh
Email: kosturi.ghosh@trilegal.com

If to Venaxis:
1585 South Perry Street
Castle Rock, CO 80104 USA
Attn:  Steve Lundy, CEO
Email:  slundy@venaxis.com

with a copy (which shall not constitute notice) to:
Ballard Spahr LLP
1735 Market Street, 51st FL
Philadelphia, PA 19103 USA
Attn:  Mary J. Mullany
Email:  mullany@ballardspahr.com

(b)      Interpretation.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(c)      Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
(d)      Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)      Entire Agreement.  This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
(f)      Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.
(g)     Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party.  No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.  No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
(h)     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(i)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.
(ii)            THE PARTIES HEREBY CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IN THE ABSENCE OF SUCH FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF GENERAL JURISDICTION IN THE CITY OF NEW YORK NEW YORK, AND HEREBY WAIVE THE RIGHT TO ASSERT THE LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE IN CONNECTION WITH ANY SUCH SUIT, ACTION OR OTHER PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT GIVEN IN ACCORDANCE WITH SECTION 7(a) SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(iii)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(h)(iii).

(i)      Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(j)       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[Signatures on next page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
VENAXIS:

VENAXIS, INC.

By:	/s/ Stephen T. Lundy
Name: Stephen T. Lundy
Title: Chief Executive Officer and President

STRAND:

STRAND LIFE SCIENCES PRIVATE LIMITED

By:	/s/ Thiru Reddy
Name: Thiru Reddy
Title: Chief Financial Officer

STRAND GENOMICS:

STRAND GENOMICS, INC.

By:	/s/ Thiru Reddy
Name: Thiru Reddy
Title: Chief Financial Officer

EXHIBIT A

Item 1.02                          Termination of a Material Definitive Agreement.
As previously reported, on January 26, 2016 Venaxis, Inc. (the “Company”) entered into a Master Agreement (the “Master Agreement”) with Strand Life Sciences Private Limited (“Strand”) and Strand Genomics, Inc. (“SGI”), and entered into related Share Sale Agreements and Investment Agreements with the holders of more than 90% of the Strand shares, and entered into an Asset Purchase Agreement with SGI (the “APA”).  The entry into these material definitive agreements was reported on a Current Event on Form 8-K filed by the Company with the Securities and Exchange Commission on January 27, 2016.
On March 11, 2016, the Company, Strand and SGI entered into a Mutual Termination Agreement to terminate in full the Master Agreement.  The termination of the Master Agreement automatically causes a termination of the APA and each of the Share Sale Agreements and Investment Agreements, as well as the termination of other “Transaction Agreements” as defined in the Master Agreement.
The Company, Strand and SGI determined that the transactions contemplated by the Master Agreement and other Transaction Agreements were not able to be completed timely, despite the parties’ respective best efforts, and the continued uncertainty was negatively impacting the efforts of the parties to advance their respective business plans.
Pursuant to the Mutual Termination Agreement, each of the parties was relieved of any obligations or responsibilities under the Master Agreement or other Transaction Agreements.  Each of the parties is responsible for its respective costs.
The Mutual Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the foregoing description of the Mutual Termination Agreement is qualified by its entirety with reference to the entire agreement.
The press release issued by the Company on March 14, 2016 is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.
Venaxis has begun to evaluate alternatives available to it in light of the termination of the Master Agreement and other Transaction Agreements, and expects to provide an update to its investors when practicable.